                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Voxware, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               [LOGO OF VOXWARE]

                                                                  March 26, 2002

Dear Fellow Stockholder:

  You are cordially invited to attend our annual meeting of stockholders to be held at 9:00 a.m. (local time), on Wednesday, May 1, 2002, at the Holiday Inn, 100 Independence Way, Princeton, New Jersey.

  At the annual meeting you will be asked to consider and vote upon the following:

  1. the election of one director of Voxware;

  2. the approval of an amendment to increase the number of shares of common stock reserved for issuance under the Voxware 1994 Stock Option Plan; and

  3. the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.

  In addition, I will be pleased to report on the affairs of Voxware, and a discussion period will be provided for questions and comments of general interest to stockholders.

  We look forward to personally greeting those stockholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Therefore, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ Bathsheba J. Malsheen

                                          Bathsheba J. Malsheen, Ph.D.
                                          President and Chief Executive
                                           Officer

                                 VOXWARE, INC.
                           Lawrenceville Office Park
                            168 Franklin Corner Road
                        Lawrenceville, New Jersey 08648
                                 (609) 514-4100

                    Notice of Annual Meeting of Stockholders

                                  May 1, 2002

  The annual meeting of stockholders of Voxware, Inc. will be held at the Holiday Inn located at 100 Independence Way, Princeton, New Jersey on Wednesday, May 1, 2002 at 9:00 a.m. (local time) for the following purposes:

  1. To elect one director to serve until the next annual meeting of stockholders in which his respective class is due for election or until his respective successor shall have been duly elected and qualified;

  2. To approve an amendment to Voxware's 1994 Stock Option Plan increasing the number of shares of common stock reserved for issuance under the Plan by 4,000,000 shares to an aggregate of 8,000,000 shares;

  3. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock by 120,000,000 shares to an aggregate of 180,000,000 shares; and

  4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only stockholders of record at the close of business on March 21, 2002 will be entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address specified above.

  Whether or not you expect to attend the meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                          By Order of the Board of Directors


                                          /s/ Bathsheba J. Malsheen

                                          Bathsheba J. Malsheen, Ph.D.
                                          President and Chief Executive
                                           Officer

March 26, 2002



         IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND
                               RETURNED PROMPTLY

                                 VOXWARE, INC.

                                PROXY STATEMENT

                                 March 26, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

  This proxy statement is being furnished to our stockholders in connection with our annual meeting of stockholders to be held on May 1, 2002 and any adjournments of the meeting. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 26, 2002.

  Execution and return of the enclosed proxy card are being solicited by and on behalf of our Board of Directors for the purposes stated in the notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be paid by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, fax, personal interviews and other methods of communication. We have engaged the firm of Georgeson Shareholder to assist us in the distribution and solicitation of proxies, and have agreed to pay Georgeson Shareholder's fee of approximately $7,000, plus expenses, for its services.

  Our annual report on Form 10-K for the fiscal year ended June 30, 2001 is being mailed to stockholders with this proxy statement. The annual report is not part of this proxy statement.

Voting at the Annual Meeting; Record Date

  Only holders of record of our common stock at the close of business on March 21, 2002 are entitled to notice of, and to vote at, the annual meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. As of the record date, there were approximately [20,235,909] shares of our common stock outstanding and entitled to be voted at the annual meeting. As of the record date, there were 2,883 shares of Series B Convertible Preferred Stock and 1,865 shares of Series C Convertible Preferred Stock outstanding, which do not carry any voting rights. For information regarding security ownership by management and by the beneficial owners of more than 5% of each class of our capital stock, see "Security Ownership of Beneficial Owners and Management."

Quorum; Required Vote

  The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the annual meeting is necessary to constitute a quorum at the annual meeting. Voting requirements for the matters to be presented at the annual meeting are described under each matter.

Proxies

  All shares entitled to vote and represented by properly executed proxies received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the annual meeting, including consideration of a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed proxy and acting under the proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the annual meeting.

Any proxy given under this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (1) by filing with the secretary of the meeting, at or before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy for the same shares, or (2) by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself revoke a proxy. Any written notice of revocation or subsequent proxy must be received by the secretary of the meeting prior to the taking of the vote at the annual meeting. The written notice of revocation or subsequent proxy should be hand delivered to the secretary of the meeting, or should be sent so as to be delivered to Voxware, Inc., Lawrenceville Office Park, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, Attention:
Nicholas Narlis, Secretary.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

General

  Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the annual meeting for the election of the nominee named below as director to serve until the next annual meeting in which his respective class is due for election or until his successor is duly elected and qualified.

Information Regarding Nominees for Election as Directors

  The Board of Directors currently has three members, one of whom is a nominee for election.

  The nominee for election to the Board of Directors is:

                                 Served as a
   Name                     Age Director Since Class  Positions with the Company
   ----                     --- -------------- -----  --------------------------
   David B. Levi (1)(2)....  69      1998        II            Director

  In addition, the following members of the Board of Directors are not presently nominees for election, but will serve until the next annual meeting in which their respective class is due for election or until their successors are duly elected and qualified:

                                 Served as a
   Name                     Age Director Since Class  Positions with the Company
   ----                     --- -------------- -----  --------------------------
   Bathsheba J. Malsheen,    51      1997       III  Director, President and Chief
    Ph.D...................                                Executive Officer
   Eli Porat (1)(2)........  56      1998         I            Director

--------
(1)  Member of the compensation committee.
(2)  Member of the audit committee.

  The following information about the principal occupation or employment, other affiliations, and business experience of the nominee has been furnished to us by the nominee:

  Mr. David B. Levi served as President of Natural MicroSystems Corporation, a provider of hardware and software for developers of high-value telecommunications solutions, from June 1991 to April 1995. In November 1995 Mr. Levi became President of Voice Processing Corp (VCP). VCP merged with Voice Control Systems, Inc. (VCS), a supplier of telecommunications-based speech recognition systems, in November 1996 and Mr. Levi served as Chief Operating Officer of VCS until his retirement in October 1997. Prior to 1991, Mr. Levi held Chief Executive Officer and Chief Operating Officer positions at Raytheon Data Systems, Centronics Data Computer Corp., and Raster Technologies Inc., and consulted to Regional Bell Operating Companies. Mr. Levi currently also serves on the Board of Directors of PictureTel, Inc., AmPro Inc., and Lanyon Limited. Mr. Levi holds an A.B. from Harvard College and an M.B.A. from the Harvard Graduate School of Business Administration.

  The following information about the principal occupation or employment, other affiliations, and business experience of each member of the Board of Directors not presently a nominee for election, but who will serve until the next annual meeting in which their respective class is due for election or until their successors are duly elected and qualified, has been furnished to us by each Director:

  Bathsheba J. Malsheen, Ph.D., has served as our President, Chief Executive Officer and a Director since October 1997. She previously served as our Chief Operating Officer from May 1997 through October 1997, and our Vice President of OEM Licensing since joining us in October 1996 through April 1997. From April 1990 to October 1996, Dr. Malsheen held various positions with Centigram Communications Corporation, a voice messaging company, most recently as a General Manager of its Technology Unit, and was responsible for licensing of text-to-speech software products. Previously, she worked for Speech Plus, Inc. where she served as Director of Speech Technology from 1985 to 1990. Dr. Malsheen holds a Ph.D. and M.A. from Brown University and a B.A. from Hofstra University.

  Eli Porat has served as a Director of the Company since August 1998. Mr. Porat is CEO and Director of Tvia, Inc., a leading provider of broadband gateway semiconductor solutions for the broadband digital TV and Internet-enabled markets. Mr. Porat has served as Executive CEO of Open Grid, a leader in mobile business solutions focusing on the travel and conference industries, and as Chairman and CEO of Ensemble Solutions Inc., a provider of electronic distribution through a suite of electronic business products, since August 1997. From May 1996 to August 1997 he was a General Partner of DEFTA partners, a venture capital group specializing in Internet telephony investments. From 1991 to May 1996, Mr. Porat was the President and CEO of DSP Group, Inc., a developer of digital signal processing cores used in a wide range of applications such as wireless communications, telephony and personal computers. Prior to 1991 Mr. Porat held various senior-level positions with ZYMOS Computer Systems Inc., Sytek Inc. and Intel Corporation. He also serves on the Board of Directors of Starfish Software, Inc., a leading supplier of core device, server and desktop technologies for wireless and wire line connected information devices. Mr. Porat has an M.S.E.E.C.S. and a B.S.E.E.C.S. from the University of California at Berkley.

Vote Required

  The nominee receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as director. Only votes cast for a nominee will be counted. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for the nominee will not be counted as a vote for the nominee.

  The Board of Directors believes the election as director of the nominee listed above to be in the best interest of Voxware and its stockholders and recommends a vote FOR his election.

              PROPOSAL NO. 2--AMENDMENT TO 1994 STOCK OPTION PLAN

General

  The Voxware, Inc. 1994 Stock Option Plan currently provides that the total number of shares of our common stock that may be issued pursuant to options granted under the Plan shall not exceed 4,000,000, subject to adjustment upon changes in our capitalization. We are proposing that the Plan be amended to increase the number of shares of our common stock that may be issued pursuant to options granted under the Plan by 4,000,000 shares of common stock to an aggregate of 8,000,000 shares. As of February 21, 2002, there were 486,962 shares remaining available for issuance under the Plan. We believe that the proposed increase in shares reserved under the Plan will be sufficient to meet our needs for granting stock options to new and existing employees for between two and three years from the date of this proxy statement. Our Board of Directors has authorized the amendment of the Plan to increase the number of shares available for issuance, but the amendment will be effective only if Proposal No. 2 is approved by the stockholders of the Company. See "1994 Stock Option Plan" below for a description of the material features of the Plan, the classes of persons eligible to participate in the Plan, the approximate number of persons in each class, and the basis of participation. Under Section 422 of the Internal Revenue Code of 1986, stockholder approval of this amendment is necessary for stock options issuable under the Plan to qualify as incentive stock options. Stockholder approval is also required to qualify compensation received under the Plan as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. Stockholder approval of the amendment is also required under the terms of the Plan.

1994 Stock Option Plan

  On January 3, 1994, our Board of Directors adopted, and our stockholders approved, our 1994 Stock Option Plan. The Plan, as amended in 1999, permits the granting of options to purchase an aggregate of 4,000,000 shares of our common stock to key employees of, and consultants to, Voxware, as well as to directors of Voxware, whether or not employees. As of February 21, 2002, we had approximately 38 employees, 5 consultants and three directors. Options granted under the Plan may be either incentive stock options or options which do not qualify as incentive stock options, also called non-qualified stock options.

  The Plan is administered by the compensation committee of our Board of Directors. Subject to the provisions of the Plan, our Board of Directors or the compensation committee has the authority to determine the individuals to whom stock options will be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions on the exercise of the option, the terms for the payment of the option price, and other terms and conditions. In fiscal 1997, our Board of Directors and the compensation committee granted to our Chief Executive Officer of the Company the authority to make grants of options under the Plan to employees below the director level in such amounts and on such terms that she, in consultation with management of the Company, deems appropriate, as long as each grant is within the budget and other guidelines previously approved by our Board of Directors.

  In accordance with the Plan, payment for shares acquired upon exercise of an option may be made in cash, and/or such other form of payment as may be permitted under the option agreement, including previously owned shares of our common stock.

  The exercise price for shares covered by an incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price for shares covered by a non-qualified stock option may not be less than the par value of our common stock, which is currently $.001. Unless otherwise approved by the compensation committee, an option may not be exercised during the first six months after the date of its grant. All options must expire no later than ten years from the date of grant. In general, no option may be exercised more than three months after the termination of the optionee's service with Voxware and any of its subsidiaries. However, the three month period is extended to one year if the optionee's service is terminated by reason of disability or death. No individual may be granted incentive stock options that become exercisable for the first time in any calendar year for common stock having a fair market value at the time of grant in excess of $100,000.

  Options may not be transferred during the lifetime of an optionee. Subject to certain limitations in the Plan and applicable law, our Board of Directors may amend or terminate the Plan. By its own terms, the Plan will terminate on January 2, 2004.

  In May 1997, we filed a registration statement on Form S-8 under the Securities Act of 1933 to register the initial 2,350,000 shares of our common stock that may be issued pursuant to options granted under the Plan. In March 2000, we filed a registration statement on Form S-8 under the Securities Act of 1933 to register an additional 850,000 shares of our common stock that may be issued pursuant to options granted under the Plan, and in October 2000, we filed a registration statement on Form S-8 under the Securities Act of 1933 to register an additional 800,000 shares of our common stock that may be issued pursuant to options granted under the Plan. If Proposal No. 2 is approved, we intend to file, as soon as practicable after the annual meeting, a registration statement covering the additional 4,000,000 shares of our common stock that would be issuable under the Plan.

Previously Granted Options

  As of February 21, 2002, the Company had granted options to purchase an aggregate of 3,513,038 shares of common stock (net of cancellations) under the Plan at a weighted average exercise price of $2.68 per share. As of February 21, 2002, 1,688,078 options to purchase shares were vested and 938,288 options to purchase shares had been exercised under the Plan. The following table sets forth information as of February 21, 2002 concerning options granted under the Plan to (i) the named executives; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each associate of any of such Directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

                               Options Granted
                                   through      Weighted Average
   Name                       February 21, 2002  Exercise Price  Expiration Date
   ----                       ----------------- ---------------- ---------------
   Bathsheba J. Malsheen....        960,000          $2.97          06/24/10
   Nicholas Narlis..........        480,000          $2.40          06/24/10
   David B. Levi............         62,500          $2.90          05/20/10
   Eli Porat................         72,500          $1.65          05/20/11
   All current executive
    officers as a group
    (2 persons) ............      1,440,000          $2.78          06/24/10
   All current directors who
    are not executive
    officers as a group (2
    persons)................        135,000          $2.23          12/09/10
   All employees, including
    all current officers who
    are not executive
    officers as a group
    (36 persons)............      1,140,375          $2.55          11/16/11

  As of February 21, 2002, the market value of the common stock underlying the Plan was $0.11 per share.

  The proposed amendment to the Plan will not affect the manner in which the number of options to be received by or allocated to participants in the Plan is determined, nor would the proposed amendment, if it had been effective during fiscal 2001, have affected the determination of these amounts in fiscal 2001. Because options are granted on a discretionary basis, we are unable to determine the dollar value and number of options that will be received by or allocated to (1) any of our executive officers, (2) our current executive officers, as a group, (3) our current directors who are not executive officers, as a group or (4) our employees who are not executive officers, as a group, as a result of the proposed amendment.

Federal Income Tax Information About the 1994 Stock Option Plan

  The grantee of a non-qualified stock option recognizes no income for federal income tax purposes upon grant. On the exercise of a non-qualified stock option, the difference between the fair market value of the underlying shares of our common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and the fair market value becomes the basis for the underlying shares used in computing any capital gain or loss upon disposition of the shares. Subject to some limitations, we may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-qualified stock option.

  The grantee of an incentive stock option recognizes no income for federal income tax purposes upon grant. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive stock option. If no disposition of shares acquired upon exercise of the incentive stock option is made by the option holder within two years from the date of the grant of the incentive stock option and within one year after exercise of the incentive stock option, any gain realized by the option holder on the subsequent sale of the shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of these periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option is treated as compensation to the employee, taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

  The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. An offsetting basis adjustment would be available for alternative minimum tax payers on a later sale of the stock.

  In connection with the sale of the shares covered by incentive stock options, we are allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income, subject to some limitations on the deductibility of compensation paid to executives. For example, we are allowed a deduction upon the sale of shares by the holder of an incentive stock option within two years of the date of the granting of the incentive stock option or one year after the exercise of the incentive stock option.

Vote Required

  The affirmative vote of holders of a majority of the shares of our common stock issued, outstanding and entitled to vote, present or represented at the annual meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes on this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Therefore, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

  The Board of Directors believes "Proposal No. 2--Amendment to 1994 Stock Option Plan" to be in the best interest of Voxware and its stockholders and recommends a vote FOR approval of this proposal.

    PROPOSAL NO. 3--AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 120,000,000

General

  Under the Company's Certificate of Incorporation, the Company currently is authorized to issue up to 60,000,000 shares of common stock. As of February 21, 2002, there were approximately 14,151,953 shares of the Company's common stock that were not issued or reserved for future issuance.

  In December 2001, the Board of Directors approved an amendment to the Company's Certificate of Incorporation that increases the maximum number of authorized shares of common stock by 120,000,000 to a total of 180,000,000 shares of common stock, subject to approval by the stockholders of the Company. The purpose of the amendment is to provide sufficient shares for future stock splits, stock dividends, recapitalizations, acquisitions and other corporate transactions. Although the Company does not have any commitments or understandings that would require the issuance of additional shares of common stock, the Company periodically evaluates the issuance of additional shares in connection with acquisitions, capital financing activities and potential stock splits.

  Once authorized, the additional shares of common stock may be issued with approval of the Board of Directors, but without further approval of the stockholders, unless stockholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for stockholders to approve such stock splits, stock dividends, recapitalizations, acquisitions and other corporate transactions.

  Stockholder approval of this proposal is required under Delaware law. If the stockholders do not approve the amendment, then the number of authorized shares of the Company's common stock will remain at 60,000,000.

Vote Required

  Approval of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock by 120,000,000 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

  The Board of Directors believes "Proposal No. 3--Amendment to the Company's Certificate of Incorporation, increasing the number of authorized shares of common stock by 120,000,000" to be in the best interest of Voxware and its stockholders and recommends a vote FOR approval of this proposal.

                         BOARD MEETINGS AND COMMITTEES

  During fiscal 2001, our Board of Directors held seven meetings, and no incumbent directors attended fewer than 75% of the total number of meetings of our Board of Directors and the committees, if any, of which they were a member. Our Board of Directors approved certain matters by unanimous written consent during the fiscal year.

  Our Board of Directors currently has two standing committees: an audit committee and a compensation committee. The audit committee and the compensation committee are each currently comprised of Messrs. Levi and Porat.

  Each audit committee member is an independent member of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. As an independent director of the Board of Directors of the Company, each audit committee member is not an officer or employee of the Company or its subsidiaries or does not have a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

  Audit Committee. The audit committee acts under a written charter first adopted and approved on June 26, 2000. The audit committee makes such examinations as are necessary to monitor the corporate financial reporting and our internal and external audits, provides to the Board the results of its examinations and recommendations derived from the examinations, outlines to the Board improvements made, or to be made, in internal accounting controls, nominates independent auditors, and provides such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. A member of the audit committee met with representatives from Arthur Andersen LLP, our independent public accountants, three times during fiscal 2001 to discuss the results of Arthur Andersen's audit for the year ended June 30, 2001, among other things.

  The audit committee met two times during fiscal 2001.

  Compensation Committee. The compensation committee reviews our executive compensation policy, administers our stock option plans, and makes recommendations to our Board of Directors regarding these matters. The compensation committee met once during fiscal 2001.

                         REPORT OF THE AUDIT COMMITTEE

                                                               February 22, 2002

To the Board of Directors of Voxware, Inc.:

  We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended June 30, 2001.

  We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

 We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. We also considered whether the independent auditors' provision of certain other non-audit related services to the Company is compatible with maintaining such auditors' independence.

  We have discussed with the Company's independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

  Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

  Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The audit committee's responsibility is to monitor and review these processes. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the Company's independent auditors included in their report on the Company's financial statements. The audit committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's deliberations and discussions with management and the Company's independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent auditors are, in fact, independent of the Company and management.

                                          David B. Levi
                                          Audit Committee Member

                                          Eli Porat
                                          Audit Committee Member

                  INDEPENDENT AUDITORS FEES AND OTHER MATTERS

Audit Fees

  Arthur Andersen LLP billed the Company an aggregate of $124,800 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended June 30, 2001.

Financial Information Systems Design and Implementation Fees

  Arthur Andersen LLP did not bill the Company for professional services rendered to the Company and its affiliates for the fiscal year ended June 30, 2001, in connection with financial information systems design or implementation, the operation of the Company's information system, or the management of its local area network.

All Other Fees

  Arthur Andersen LLP billed the Company an aggregate of $44,800 in fees for other services primarily related to registration statement work rendered for the most recent fiscal year.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The current executive officers of the Company and their respective ages and positions with the Company are as follows:

                                                                         In Current
   Name                     Age       Capacities In Which Served       Position Since
   ----                     --- -------------------------------------- --------------
   Bathsheba J. Malsheen,
    Ph.D...................  51 President and Chief Executive Officer       1997
   Nicholas Narlis.........  42 Senior Vice President, Chief Financial      1998
                                Officer, Secretary and Treasurer

  Nicholas Narlis has served as Senior Vice President, Chief Financial Officer and Secretary of the Company since April 1998, and Treasurer of the Company since June 1996. He previously served as Vice President and Chief Accounting Officer of the Company from March 1997 through April 1998, and as Controller and Chief Accounting Officer from March 1996 through February 1997. From 1992 to March 1996, Mr. Narlis served in various capacities at Dendrite International, Inc., a sales force automation software and service company, including most recently as Director of Finance. Previously, from 1983 to May 1992, Mr. Narlis worked for KPMG Peat Marwick, where he served as a Senior Manager from 1989 to May 1992 in the New Jersey Audit Practice Unit. Mr. Narlis holds a B.S. from Rider University and is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

  The following table provides information concerning compensation paid to or earned for the fiscal years ended June 30, 2001, 2000 and 1999 by our Chief Executive Officer and each other officer of the Company whose aggregate cash compensation exceeded $100,000 and who was serving as an executive officer at June 30, 2001:

                           Summary Compensation Table

                                                   Long Term
                           Annual Compensation    Compensation
                         ------------------------ ------------
                                                   Securities
Name and Principal       Fiscal   Base             Underlying     All Other
Position                 Period  Salary   Bonus     Options    Compensation (1)
------------------       ------ -------- -------- ------------ ----------------
Bathsheba J. Malsheen,
   Ph.D.................  2001  $205,200 $112,858       --          $  --
  President and Chief     2000  $209,376 $102,521   300,000         $  --
  Executive Officer       1999  $206,700 $ 60,813   300,000         $  --

Nicholas Narlis.........  2001  $170,100 $ 85,000       --          $2,551
  Senior Vice President,
   Chief
  Financial Officer,
   Secretary              2000  $155,000 $ 71,875   200,000         $2,362
  and Treasurer (1)       1999  $150,000 $ 43,500   150,000         $2,612

--------
(1) All other compensation for Mr. Narlis consists of $2,551, $2,362 and $2,612 in Voxware contributions to Mr. Narlis' account under our 401(k) plan in fiscal 2001, 2000 and 1999, respectively, and disability insurance premiums of which Voxware is not the beneficiary, totaling $393 in fiscal 1999.

  No stock options were granted during fiscal 2001 to the named executive officers.

  The following table provides information concerning the number and value of unexercised options held by each of the named executive officers on June 30, 2001:

                         FISCAL YEAR-END OPTION VALUES

                             Number of Securities
                            Underlying Unexercised     Value of Unexercised
                            Options at Fiscal Year-   In-the-Money Options at
                                      End               Fiscal Year-End (1)
                           ------------------------- -------------------------
Name                       Exercisable Unexercisable Exercisable Unexercisable
----                       ----------- ------------- ----------- -------------
Bathsheba J. Malsheen,
 Ph.D.....................   710,000      325,000        --           --
Nicholas Narlis...........   320,625      159,375        --           --

--------
(1) Based on the difference between $0.29, which was the closing price per share of our common stock on June 30, 2001, and the exercise price of the options.

Employment Agreements

  Bathsheba J. Malsheen, Ph.D., President and Chief Executive Officer of Voxware, has a three-year employment agreement that commenced in August 1998. Dr. Malsheen currently receives an annual base salary of $205,200 and also receives allowances for residential and vehicle lease payments.

  Nicholas Narlis, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Voxware, has a three-year employment agreement that commenced in August 1998. Mr. Narlis currently receives an annual base salary of $170,100.

  Each of the foregoing employment agreements is automatically renewable for successive one-year terms unless terminated by either party.

  Under the employment agreements for each of Dr. Malsheen and Mr. Narlis, if either of them, respectively, is dismissed for any reason other than cause (as defined in their respective employment agreements), death or disability, he or she shall be entitled to receive an amount equal to: in the case of Dr. Malsheen, twelve months salary at her then current rate; or in the case of Mr. Narlis, nine months salary at his then current rate.

  Each of the employment agreements grants to Voxware the rights to any information created, discovered or developed by the executive, which is related to or useful in the business of Voxware. The employment agreements prohibit the executive from disclosing our proprietary information, and contain covenants by the executive not to compete with Voxware.

Director Compensation

  Our 1998 Stock Option Plan for Non-Employee Directors was adopted by our Board of Directors in October 1997 and approved by our stockholders in January 1998. The Plan provides for the automatic grant of options to purchase shares of our common stock to directors who are not officers, nor employees, nor consultants of Voxware or any of its subsidiaries (other than the Chairman of the Board of Directors of Voxware who shall be eligible if he or she is not otherwise an officer, employee or consultant of Voxware). Subject to the provisions of the Plan, the Board has the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations that are necessary or advisable for the administration of the Plan.

  Under the Plan, each eligible individual receives an option to purchase 30,000 shares of our common stock (the "Initial Options") on the date of his or her initial election or appointment to the Board; provided that all outside directors elected at the 1998 annual meeting of stockholders in January 1998 received the initial option whether or not they served on the Board of Directors prior to the meeting. In addition, on the date of an eligible individual's reelection to the Board of Directors, if he or she has attended at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he or she was a director in the just completed calendar year, he or she will be granted an option to purchase an additional 10,000 shares of our common stock. All options granted under the Plan will have an exercise price equal to the fair market value on the date of grant. Options granted under the Plan vest in 12 equal quarterly installments beginning at the end of the first three-month period following the date of grant.

  In September 1997, we implemented a plan which was approved by our stockholders at our 1998 annual meeting of stockholders, pursuant to which we pay (or paid as outlined in accordance with the plan):

  . on the last day of the month in which the annual meeting of stockholders is held in each calendar year commencing with the 1998 meeting, to each non-employee director elected at the meeting, an annual retainer equal to a number of shares of our common stock with a fair market value on that date of $10,000; and

  . on the last day of the month in which any newly appointed non-employee director is appointed after the annual meeting of stockholders in any year (provided that the director is appointed at least six months prior to the next annual meeting of stockholders), to the newly appointed director, a retainer equal to a number of shares of our common stock with a fair market value on that date of $10,000.

  In addition, commencing on the date of the 1998 meeting, we have paid $1,000 to each non-employee director attending any regular or special meeting of the Board of Directors, and $500 to each non-employee director attending any regular or special meeting of any Committee of the Board of Directors. Since May 2001, the directors have volunteered to not receive payments until such time that the Company is in better financial standing.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) under the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the Securities and Exchange Commission to furnish us with copies of all Section 16 forms they file.

  Based upon a review of the copies of these forms furnished to us and written representations from our executive officers and directors, we believe that the reporting requirements of Section 16 applicable to our executive officers, directors and greater than ten percent beneficial owners during fiscal 2001 were complied with on a timely basis.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

  The following table sets forth information regarding the beneficial ownership of our common stock as of January 7, 2002, by (1) each person or group who is known by us to own beneficially more than 5% of our common stock, (2) each of our directors and nominees, (3) each of our executive officers for whom compensation information is provided above, and (4) all of our executive officers and directors as a group. Unless indicated otherwise, the address of each of these persons is c/o Voxware, Inc., Lawrenceville Office Park, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648.

Name and Address of Beneficial       Amount and Nature of
Owner                            Beneficial Ownership (1) (2) Percent of Class
------------------------------   ---------------------------- ----------------
Castle Creek Technology
 Partners, LLC (3)..............          1,013,986                 4.99%
Scorpion Nominees Limited (4)...          2,231,076                10.36%
Bathsheba J. Malsheen, Ph.D.
 (5)............................            809,625                 4.03%
Nicholas Narlis (6).............            431,652                 2.19%
David B. Levi (7)...............          1,013,986                 4.99%
Eli Porat (8)...................             71,313                    *
All directors and executive
 officers as a group (4
 persons).......................          2,326,576                10.79%

--------
*  Less than 1% of outstanding shares of our common stock.
(1) Number of shares beneficially owned is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised or converted.
(2) Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(3) Castle Creek owns shares of Series B Preferred Stock convertible into 1,836,351 shares of common stock; warrants exercisable for 3,001,379 shares of common stock; 814,000 shares of common stock owned of record; and 1,593,626 shares of common stock issuable upon conversion of the Series C Preferred Stock. However, the terms of the warrants, Series B Preferred Stock and Series C Preferred Stock all provide that such securities are exercisable or convertible, as the case may be, only to the extent that the number of shares of common stock issuable upon such exercise or conversion, as the case may be, together with the number of shares of common stock then owned by Castle Creek, would not exceed 4.99% of the then outstanding shares of our common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934.
(4) Scorpion Nominees Limited owns 5,577,690 shares of common stock issuable upon conversion of the Series C Preferred Stock without any price adjustments, and 2,231,076 shares of common stock issuable upon exercise of warrants. However, the terms of the Series C Preferred Stock provide that such securities are only convertible to the extent that the number of shares of common stock issuable upon such conversion, together with the number of shares of common stock then owned by the holder would not exceed 4.99% of the then outstanding shares of common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934.
(5) Includes 800,625 shares of our common stock subject to options which were exercisable as of January 7, 2002 or sixty days after such date and 9,000 shares of common stock owned of record.
(6) Includes 39,841 shares of common stock issuable upon conversion of the Series C Preferred Stock without any price adjustments, 15,936 shares of common stock issuable upon exercise of warrants, 4,000 shares of common stock owned of record, and 371,875 shares of common stock subject to options which were exercisable as of January 7, 2002 or sixty days after such date.
(7) Mr. Levi owns 1,593,626 shares of common stock issuable upon conversion of the Series C Preferred Stock without any price adjustments, 637,450 shares of common stock issuable upon exercise of warrants, 45,109 shares of common stock owned of record, and 61,667 shares of common stock subject to options which were exercisable as of January 7, 2002 or sixty days after such date. However, the terms of the

   Series C Preferred Stock provide that such securities are only convertible to the extent that the number of shares of common stock issuable upon such conversion, together with the number of shares of common stock then owned by the holder would not exceed 4.99% of the then outstanding shares of common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934.
(8) Includes 59,166 shares of our common stock subject to options which were exercisable as of January 7, 2002 or sixty days after such date, and 12,147 shares of common stock owned of record.

Series B Convertible Preferred Stock

  The following table sets forth information regarding the beneficial ownership of our Series B Convertible Preferred Stock as of January 7, 2002, by (1) each person or group who is known by us to own beneficially more than 5% of our Series B Convertible Preferred Stock, (2) each of our directors and nominees, (3) each of our executive officers for whom compensation information is provided above, and (4) all of our executive officers and directors as a group. Unless indicated otherwise, the address of each of these persons is c/o Voxware, Inc., Lawrenceville Office Park, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648.

                                        Amount and Nature of
Name and Address of Beneficial Owner  Beneficial Ownership (1) Percent of Class
------------------------------------  ------------------------ ----------------
Castle Creek Technology Partners,
 LLC................................           2,967                100.00%
Bathsheba J. Malsheen, Ph.D.........             --                    --
Nicholas Narlis.....................             --                    --
David B. Levi.......................             --                    --
Eli Porat...........................             --                    --
All directors and executive officers
 as a group (4 persons).............             --                    --

--------
(1) Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Series C Convertible Preferred Stock

  The following table sets forth information regarding the beneficial ownership of our Series C Convertible Preferred Stock as of January 7, 2002, by (1) each person or group who is known by us to own beneficially more than 5% of our Series C Convertible Preferred Stock, (2) each of our directors and nominees, (3) each of our executive officers for whom compensation information is provided above, and (4) all of our executive officers and directors as a group. Unless indicated otherwise, the address of each of these persons is c/o Voxware, Inc., Lawrenceville Office Park, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648.

                                        Amount and Nature of
Name and Address of Beneficial Owner  Beneficial Ownership (1) Percent of Class
------------------------------------  ------------------------ ----------------
Castle Creek Technology Partners,
 LLC................................            200                 10.72%
Mark W. Foster-Brown................            100                  5.36%
John Hoagland.......................            100                  5.36%
Pictet Private Equity Investors.....            150                  8.04%
Scorpion Nominees Limited...........            700                 37.53%
Scott Turban........................            100                  5.36%
Bathsheba J. Malsheen, Ph.D.........            --                    --
Nicholas Narlis.....................              5                     *
David B. Levi.......................            200                 10.72%
Eli Porat...........................            --                    --
All directors and executive officers
 as a group (4 persons).............            205                 10.99%

--------
*  Less than 1% of outstanding shares of our Series C Convertible Preferred
   Stock.
(1) Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's compensation committee is currently composed of Messrs. David
B. Levi and Eli Porat. No interlocking relationship exists between any member of the compensation committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the compensation committee is or was formerly an officer or an employee of the Company.

                         COMPENSATION COMMITTEE REPORT

  The compensation committee of our Board of Directors advises the Chief Executive Officer and the Board of Directors on compensation matters, determines the compensation of the President and Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel, and approves the grants of bonuses to officers and key personnel. The compensation committee also is responsible for the administration of our 1994 Stock Option Plan and 1998 Stock Option Plan for Non-Employee Directors.

  General Compensation Policy for Executive Officers. The fundamental policy of the compensation committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. It is the compensation committee's objective to have a portion of each executive officer's compensation contingent upon Voxware's performance as well as upon each executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements:
(1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (2) cash bonuses which reflect the achievement of performance objectives and goals; and (3) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our stockholders.

  Factors. The principal factors that the compensation committee considered with respect to each executive officer's compensation for fiscal 2001 are summarized below. The compensation committee may, however, in its discretion, apply entirely different factors for executive compensation in future years.

  . Base Salary. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate. Base salaries are reviewed on an annual basis, with adjustments made in accordance with the factors indicated above. The compensation committee utilized specific compensation information available for similar positions at competitor companies for comparative compensation purposes in determining base salaries for fiscal 2001.

  . Bonus. The incentive compensation of executive officers is closely related to our performance, taking into account our change in business focus to a voice-based logistics solutions business. A portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on, among other things, performance objectives and goals that are tailored to the responsibilities and functions of key executives, including qualitative measures of Voxware's performance such as progress in the development, marketing and adaptation of our technologies to our target markets, the establishment of key strategic relationships with customers and other key partners in our target markets, and proficient usage of our available financial and manpower resources.

  . Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage Voxware from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with Voxware. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by Voxware during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer's current position with Voxware, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry and the individual's personal performance in recent periods. The compensation committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the compensation committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers. No options were granted to executive officers in fiscal 2001.

  CEO Compensation. In determining the compensation payable to our Chief Executive Officer, the compensation committee considered the CEO's performance in fiscal 2001 and Voxware's performance, taking into account our change in business focus to a voice-based logistics solutions business.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 2001, this provision has not affected our tax deductions, but the Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation.

  Summary. The compensation committee believes that its compensation philosophy of paying its executive officers well by means of competitive base salaries and cash bonus and long-term incentives, as described in this report, serves the interests of Voxware and its stockholders.

                                          The Compensation Committee
                                          David B. Levi
                                          Eli Porat

                               PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return on our common stock with the cumulative total stockholder return of (i) the Nasdaq National Market--U.S. Index, and (ii) the Chase Hambrecht & Quist Technology Index, assuming an investment in each of $100 on October 30, 1996. The graph commences on the date our common stock became publicly traded.

                                   [CHART]

VOXWARE INC

                                            Cumulative Total Return
                           ----------------------------------------------------
                           11/1/96   12/96    3/97      6/97     9/97    12/97
VOXWARE, INC                100.00   100.00    55.00    66.67    75.00    47.50
NASDAQ STOCK MARKET (U.S.)  100.00   106.13   100.37   118.76   138.84   129.98
JP MORGAN H & Q TECHNOLOGY  100.00   108.93   103.83   124.98   151.46   127.71
                                            Cumulative Total Return
                            ---------------------------------------------------
                             3/98     6/98      9/98    12/98    3/99     6/99
VOXWARE, INC                 37.50    29.17    10.00    12.92    10.00    13.75
NASDAQ STOCK MARKET (U.S.)  152.13   156.31   141.04   183.27   205.53   224.83
JP MORGAN H & Q TECHNOLOGY  154.64   158.31   140.73   198.65   216.35   256.23
                                            Cumulative Total Return
                            --------------------------------------------------
                             9/99    12/99    3/00     6/00     9/00     12/00

VOXWARE, INC                 13.33   13.75   137.51    57.51    27.51    12.51
NASDAQ STOCK MARKET (U.S.)  230.43  340.58   382.29   332.41   305.88   204.82
JP MORGAN H & Q TECHNOLOGY  271.06  443.65   500.46   449.52   441.34   286.80
                           Cumulative Total Return
                           -----------------------
                               3/01     6/01
VOXWARE, INC                   7.08     3.87
NASDAQ STOCK MARKET (U.S.)   152.88   180.19
JP MORGAN H & Q TECHNOLOGY   200.56   223.57

                      AVAILABILITY OF INDEPENDENT AUDITORS

  One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from Stockholders.

                             STOCKHOLDER PROPOSALS

  In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at our fiscal 2002 annual meeting of stockholders must be received by our corporate secretary by no later than January 3, 2003 if they are to be considered for inclusion in our proxy statement for that meeting.

  Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company's proxy materials are required to provide advanced notice of such proposal to the Company not later than March 20, 2003.

  If the Company does not receive notice of a stockholder proposal within this timeframe, the Company's management will use its discretionary authority to vote the shares it represents, as the Board of Directors of the Company may recommend. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.

                                 OTHER MATTERS

  We know of no matters that are to be presented for action at the annual meeting other than those described above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on these matters.

                                          By Order of the Board of Directors


                                          /s/ Bathsheba J. Malsheen

                                          Bathsheba J. Malsheen, Ph.D.
                                          President and Chief Executive
                                           Officer

Lawrenceville, New Jersey
March 26, 2002

  A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: VOXWARE, INC., ATTENTION: NICHOLAS NARLIS, LAWRENCEVILLE OFFICE PARK, 168 FRANKLIN CORNER ROAD, LAWRENCEVILLE, NEW JERSEY 08648.

                                 VOXWARE, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 2002

     Bathsheba J. Malsheen and Nicholas Narlis, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Voxware, Inc. held of record by the undersigned on March 21, 2002, at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on May 1, 2002, at the Holiday Inn, 100 Independence Way, Princeton, New Jersey and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEE FOR PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2 AND 3.

   Proposal No. 1--Election of Directors--Nominee is:

    David B. Levi

    [_]  FOR the listed nominee

    --------------------------------------------------------------------

    [_] WITHHOLD AUTHORITY to vote for the listed nominee.

   Proposal No. 2--Proposal to approve an amendment to Voxware's 1994 Stock Option Plan increasing the number of shares of common stock reserved for issuance under the Plan by 4,000,000 shares to an aggregate of 8,000,000 shares.

    [_] FOR      [_] AGAINST      [_] ABSTAIN

           -----------------------------------------------------
               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
   (Continued from other side)

   Proposal No. 3--Proposal to approve an amendment to Voxware's
   Certificate of Incorporation increasing the number of authorized shares of common stock by 120,000,000 shares to an aggregate of
   180,000,000 shares.        [_] FOR      [_] AGAINST      [_] ABSTAIN

   Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

   IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.



                                              Date:                 , 2002
                                                   -----------------

                                              -----------------------------
                                              Signature of

                                              -----------------------------
                                              Signature if held jointly

                                              The above-signed acknowledges
                                              receipt of the Notice of Annual
                                              Meeting of Stockholders and the
                                              Proxy Statement furnished
                                              therewith.


PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
--------------------------------------------------------------------------------